Westfield Capital Management Company, L.P.                         Page 1 of 15

                                 CODE OF ETHICS

PURPOSE
In accordance with Rule 204A-1 of the Investment Advisers Act of 1940 and with Rule 17j-1 of the Investment Company Act of 1940, as amended, Westfield Capital Management Company, L.P. ("Westfield") has developed and implemented this Code of Ethics (the "Code") to set forth standards for business conduct and personal activities. The Code serves many purposes. Among them are to:

o educate employees of Westfield's expectations and the laws governing their conduct;
o remind employees that they are in a position of trust and must act with complete propriety at all times;
o    protect the reputation of Westfield;
o    guard against violations of the securities laws;
o    protect Westfield's clients by deterring misconduct; and
o establish procedures for employees to follow so Westfield can assess whether employees are complying with our ethical principles.

KEY TERMS USED THROUGHOUT THIS CODE ARE DEFINED IN APPENDIX A.

PERSONS COVERED BY THE CODE
All permanent Westfield employees are covered under the Code. Any employee deemed an "Access Person" is subject to, at least, the reporting requirements under the Personal Securities Transactions section of this Code. Compliance will deem an Access Person also as an "Investment Person" if they have access to Westfield's investment recommendations. Investment Persons may be required to provide additional information for certain personal activities and may be subject to additional transactional restrictions than non-Investment Persons. At any time, employees may check their status by contacting Compliance.

All temporary employees will be subject to either all or certain provisions within the Code. Compliance may also deem a temporary employee an Access Person.

WAIVERS TO CODE
The Chief Compliance Officer (the "CCO") has the authority to grant written waivers of the provisions of this Code in appropriate instances. However, Westfield expects that waivers will be granted only in rare instances. Compliance will document any exceptions granted. Generally, no waivers shall be granted on any provisions of the Code that are mandated by the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC").

STANDARDS OF BUSINESS CONDUCT
As a fiduciary for its clients, Westfield owes its clients the utmost duty of loyalty, good faith, and fair dealing. As an employee of Westfield, you are obligated to uphold these important duties. The following standards govern all conduct, whether or not the conduct is covered by more specific provisions in the Code.

o    Employees are to place the interests of Westfield's clients first.

o Employees are prohibited from inappropriately favoring the interests of one client over another as it would constitute a breach of fiduciary duty.

o Employees must ensure that any personal activities (e. g. , personal trading) conducted during work hours do not interfere (or appears to interfere) with their daily work.

PRINTED COPIES ARE FOR REFERENCE ONLY. PLEASE REFER TO THE ELECTRONIC COPY FOR THE LATEST VERSION.

Date Approved: 03/13/2013

Westfield Capital Management Company, L.P.                         Page 2 of 15

                                 CODE OF ETHICS

o Employees must not accept from or give to clients or other business contacts any gifts or business entertainment that would present an actual or potential conflict of interest, or would be viewed as improper. (See Westfield's policy on Gifts and Business Entertainment.)

o    Employees must comply with applicable federal securities laws.

o Employees must avoid any actual or potential conflicts of interest with Westfield clients. Annually, employees will be required to complete a questionnaire on such matters. It is the employee's responsibility to promptly notify Compliance of any actual or potential changes to their responses during the year.

     (ss) Employees may not recommend, implement, or consider any securities transaction for client accounts without having disclosed any material business or personal relationship (e.g., family member is a senior employee) with or beneficial ownership or other material interest in the issuer or its affiliates, to Compliance. If the CCO deems the disclosed interest to present a material conflict, the employee may not participate in any decision-making process regarding that issuer.

     (ss) Employees must act in the best interest of Westfield's clients regarding execution and other costs paid by clients for brokerage services. This includes disclosing to Compliance any personal investment in any business or personal (e.g., family member) relationship with brokers utilized by Westfield for client transactions or research services. All employees must strictly adhere to Westfield's policies and procedures regarding brokerage, including those on best execution, research services, and directed brokerage.

     (ss) Employees must disclose to the CCO any personal investments or other interests in third party service providers if the employees negotiate or make decisions on behalf of the firm with such third party service providers. If any employee has such an interest, the CCO may prohibit the person from negotiating or making decisions regarding Westfield's business with those companies.

o Employees must exercise independent, unbiased judgment in the investment decision-making process.

o Employees must not use for their own direct or indirect benefit (or the benefit of anyone other than Westfield's clients) information about Westfield's trading or investment recommendations for client accounts. Personal securities transactions must be conducted in accordance with applicable provisions in the Code.

o Employees must not take advantage of their positions or of investment opportunities that would otherwise be available for Westfield's clients.

o Employees must avoid the appearance that Westfield or any Westfield employee receives any improper benefit from information about client trading or accounts, or from our relationships with our clients or with the brokerage community.

o    Employees must treat all information concerning any Westfield clients (e.
     g. , holdings, management fees, financial circumstances) with strict confidentiality. Employees must follow appropriate department procedures before providing any client information. Employees should never provide client information to an external party if there is any concern or questions about the requestor, the request, or internal process.

o Employees must act with honesty, integrity and professionalism in all aspects of our business.

PRINTED COPIES ARE FOR REFERENCE ONLY. PLEASE REFER TO THE ELECTRONIC COPY FOR THE LATEST VERSION.

Date Approved: 03/13/2013

Westfield Capital Management Company, L.P.                         Page 3 of 15

                                 CODE OF ETHICS

o Employees must comply with the spirit and letter of the Code. Technical compliance with the requirements in the Code does not insulate you from scrutiny for any actions that can create the appearance of a violation.

o    Employees must not:

     (ss) Defraud any Westfield client in any manner;

     (ss) Mislead any client, including making a statement that omits material facts or passing along information that is baseless or suspected to be untrue;

     (ss) Engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon any client (e.g., creating the false appearance of active trading in client accounts);

     (ss) Engage in any manipulative practice with respect to any client; or

     (ss) Engage in any manipulative practice with respect to securities, including price or market manipulation. This includes rumor mongering, which is illegal and can lead to allegations of market manipulation.

REPORTING UNETHICAL OR ILLEGAL BEHAVIOR
If at any time an employee has knowledge of any behavior that might be viewed as unethical or illegal, the employee must report such behavior immediately. Reports should be made to the CCO. In the case of an actual or suspected violation by the CCO, employees should notify the Chief Executive Officer.

HOW TO REPORT. To promote employee reporting, while protecting the employee and maintaining the identity in confidence, Westfield offers different methods for reporting.

     o    CONTACT THE CCO:
          Employees may report actual or suspected violations by contacting the CCO directly (or the CEO if the suspected violation is by the CCO). Employees are not required to report such matters to their senior managers before contacting Compliance.

     o    REPORT THROUGH COMPLIANCELL:
          Reports can be submitted through Compliance11 (HTTPS://ONDEM AND. COMPLIANCE11. COM ) by clicking on Confidential Reporting Form (Whistleblower).

          Such reports are accessible by the CCO only. All reports are anonymous.

     o    CALL THE WHISTLEBLOWER HOTLINE
          Employees may report actual or suspected violations by calling Westfield's Whistleblower hotline at 1- 866-885-6600. Employees may leave their personal information such as name and contact info, but they are not required to do so.

WHAT TO REPORT. Employees should report any: a) noncompliance with applicable laws, rules and regulations, or internal policies such as the Code; b) fraud or illegal acts involving any aspect of the firm's business; c) material misstatements in regulatory filings, internal books and records, client records or reports, and financial statements; d) activity that is harmful to clients; and e) material deviations from required controls and procedures that safeguard clients and the firm.

PRINTED COPIES ARE FOR REFERENCE ONLY. PLEASE REFER TO THE ELECTRONIC COPY FOR THE LATEST VERSION.

Date Approved: 03/13/2013

Westfield Capital Management Company, L.P.                         Page 4 of 15

                                 CODE OF ETHICS

USAGE OF INFORMATION PROVIDED. The CCO will take the steps deemed necessary under the circumstances to investigate relevant facts surrounding the information provided, and to take any appropriate corrective measures. Reporting employees typically will not be notified of any actions the firm is taking in response to their comments.

GUIDANCE. Employees are encouraged to seek guidance from the CCO with respect to any violation and to refrain from any action or transaction that might lead to the appearance of a violation.

CONFIDENTIALITY. Any report created to satisfy the requirements of the Code shall be treated confidentially. Best efforts will be used to ensure that specific details of the report cannot be used to identify the reporting employee.

RETALIATION. No employee who in good faith reports a suspected unethical or illegal business practice will be subject to retaliation or discipline for having done so, even if such reports ultimately establish that no violation had occurred.

SEC WHISTLEBLOWER PROGRAM
Although Westfield encourages employees to report unethical or illegal behavior to the firm first, Westfield understands that some employees may not be comfortable doing so. Employees may directly report actual or suspected violations to the SEC's Whistleblower Office. The SEC offers awards and incentives to individuals who voluntarily provide original information that leads to a successful enforcement. There are very specific criteria and procedures that apply when making such a report to the SEC. Regardless of the employee's reporting method, Westfield will utilize the framework described directly above with regards to reported information.

The SEC encourages individuals to submit information in writing by filling out their questionnaire at HTTPS://DENEBLEO.SEC.GOV/TCREXTERNAL/DISCLAIMER.XHTML. Alternatively, you may submit information by mail to the Office of the Whistleblower at 100 F Street, NE, Mail Stop 5971, Washington, D.C. 20549 or by fax to (703) 813-9322.

PRINTED COPIES ARE FOR REFERENCE ONLY. PLEASE REFER TO THE ELECTRONIC COPY FOR THE LATEST VERSION.

Date Approved: 03/13/2013

Westfield Capital Management Company, L.P.                         Page 5 of 15

                                 CODE OF ETHICS

                        PERSONAL SECURITIES TRANSACTIONS
   (All references to Access Persons in this section include family members.)

PRECLEARANCE REQUIREMENT
Access Persons must obtain approval from Compliance prior to entering into any personal securities transactions in a Covered Security for a Covered Account, as defined in the Glossary of Terms section. This includes all personal transactions, including redemptions and contributions, in Westfield limited partnerships. Exceptions to this preclearance requirement are outlined below.

o With limited exceptions, approvals are valid until 4:00pm on the day they were granted.

     WESTFIELD RECOGNIZES THAT SOME TRANSACTIONS WILL NOT BE EXECUTED THE DAY THE APPROVAL IS GRANTED (E. G. , PRIVATE OFFERING OF SECURITIES). IN THOSE CASES, IF COMPLIANCE APPROVES THE TRANSACTION, THE APPROVAL IS VALID UNTIL EITHER THE TRANSACTION IS EXECUTED OR REVOKED BY COMPLIANCE. ACCESS PERSONS ARE RESPONSIBLE FOR NOTIFYING COMPLIANCE WHEN THE TRANSACTION HAS BEEN COMPLETED.

o Written approval must be received prior to executing any personal security transaction.

EXCEPTIONS TO PRECLEARANCE REQUIREMENT (REPORTING REQUIREMENTS STILL APPLIES)
o ETFS AND ETNS: The preclearance requirement does not apply to transactions in ETFs and ETNs. However, ETFs and ETNs which are short the market, an industry or a sector are NOT permitted investments (i. e. , you are NOT allowed to trade these types of ETFs).

o CLOSED-END MUTUAL FUNDS: The preclearance requirement does not apply to transactions in closed-end mutual funds.

o GIFTING OR TRANSFERRING SHARES: The preclearance requirement does not apply to transactions where shares are gifted or transferred from one account to another.

o MUNICIPAL BONDS: The preclearance requirement does not apply to transactions in municipal bonds.

SUBMITTING PRECLEARANCE REQUESTS
Preclearance requests for securities transactions should be submitted through the online personal transactions system, Compliancell. Compliance will set up each Access Person in the system. Compliance will assign each Access Person a user id. Employees will be required to set a password the first time they access the system. It is important that Access Persons not share their user ids or passwords with anyone as they are responsible for the information created, modified, and deleted from the system under their user id.

Should an Access Person wish to make a personal securities transaction but does not have access to Compliancell, the person must contact a senior member of Compliance (Brandi McMahon or Helen McAuley) for preclearance of the transaction. Compliance will enter the transaction into the system, which will send an approval or denial, via email, to the requestor. It is the Access Person's responsibility to ensure that the shares requested, broker account, and security name on the email confirmation is accurate prior to his/her entering into or initiating the transaction.

PRINTED COPIES ARE FOR REFERENCE ONLY. PLEASE REFER TO THE ELECTRONIC COPY FOR THE LATEST VERSION.

Date Approved: 03/13/2013

Westfield Capital Management Company, L.P.                         Page 6 of 15

                                 CODE OF ETHICS

REVIEWING PRECLEARANCE REQUESTS
Preclearance requests are reviewed after 9:30am. Preclearance requests submitted prior to 9:30am will be placed in pending status. Preclearance requests that go into pending after 3:00pm will be reviewed on a best efforts basis. If a response is not received by 4:00pm, Access Persons are not permitted to enter into the trade and must re-enter the preclearance request the following day.

For private offerings of securities, Access Persons must provide a copy of the offering documents to Compliance at least two business days prior to the target investment date. Once the investment is made (i.e., funds have been sent/wired), the Access Person must inform Compliance.

Compliance has full authority to:

o    revoke a preclearance any time after it is granted;
o    require an Access Person to close out or reverse a transaction; and
o not provide an explanation for a preclearance denial or revocation, especially when the reasons are confidential in nature.

RESTRICTIONS TO PERSONAL SECURITIES TRANSACTIONS

o MATERIAL, NON-PUBLIC INFORMATION. Access Persons who possess material, non-public information regarding a security, or the issuer of a security may not engage in any transaction of such security or related security.

o MARKET MANIPULATION. Access Persons may not engage in any transactions intended to raise, lower, or maintain the price of any security.

o MARKET TIMING AND EXCESSIVE TRADING. Access Persons must not engage in excessive trading or market timing activities with respect to any mutual fund. When placing trades in any mutual fund, whether the trade is placed directly in a personal account, 401(k) account, deferred compensation account, account held with an intermediary or any other account, Access Persons must comply with the rules set forth in the fund's prospectus and SAI regarding the frequency and timing of such trades.

o TRANSACTIONS WITH CLIENTS. Access Persons are prohibited from knowingly selling to, or purchasing from, a client any security or other property, except publicly--traded securities issued by such client.

o TRANSACTIONS LIKELY TO RAISE CONFLICTS WITH DUTIES TO CLIENTS. Access Persons may not enter into any transactions that: a) may have a negative impact on their attention to their responsibilities to the firm or our clients (e. g. , trading frequently in personal accounts), or b) overextend their financial resources or commit them to financial liability that they are unable to meet.

o OPTIONS. Access Persons are prohibited from entering into options transactions.

o PRIVATE AND LIMITED OFFERINGS (E. G. , IPOS). If client accounts are participating in a private or limited offering, Access Persons may not participate in the same offering.

o    SHORT SELLING. Access Persons are prohibited from short selling.

o BUYING A SHORT ETF. Access Persons are prohibited from buying ETFs and ETNs that short a market, sector or industry (e. g. , ProShares Short QQQ (Ticker: PSQ)).

PRINTED COPIES ARE FOR REFERENCE ONLY. PLEASE REFER TO THE ELECTRONIC COPY FOR THE LATEST VERSION.

Date Approved: 03/13/2013

Westfield Capital Management Company, L.P.                         Page 7 of 15

                                 CODE OF ETHICS

o 30-DAY HOLDING PERIOD . Covered Security investments made in Covered Accounts must be held for a minimum period of 30 calendar days after purchase (from trade date).

     ---------------------------------------------------------------------------
     Example: A security is purchased on Monday, April 30(th). You may not sell the security until Wednesday, May 30(th).
     ---------------------------------------------------------------------------

EXCEPTION TO HOLDING PERIOD RESTRICTION
     (ss) ETFS AND ETNS. The holding period restriction does not apply to transactions in ETFs and ETNs. BE ADVISED THAT PERSONAL TRADING VOLUMES ARE REVIEWED REGULARLY BY COMPLIANCE.

FRONT RUNNING AND BLACKOUT PERIODS
Front running is an illegal practice. Access Persons should not enter into a personal security transaction when the Access Person knows, or has reason to believe, that the security or related security: a) has recently been acted upon, b) may in the near future be recommended for action, or c) may in the near future be acted upon by the firm for client accounts. To help prevent the front running, Westfield imposes blackout periods around client trade orders.

Westfield recognizes that an Access Person may unintentionally trade a Covered Security ahead of client accounts. In these instances, Compliance will review the transaction and circumstances to determine whether any action is necessary. If the Access Person is a member of the Investment Committee, he or she must promptly make an investment decision in the clients' best interests, rather than delaying the decision for clients to avoid conflict with the blackout restrictions of this Code.

o SECURITIES TRADED IN CLIENT ACCOUNTS. Access Persons may not purchase or sell a Covered Security (or equivalent security), which has been traded in client accounts, in their Covered Accounts for a period of five business days before the trade was made and five business days after the day of the last client trade in the security.

     ---------------------------------------------------------------------------
     Example: A security is approved on Monday, May 7(th). The last client trade is executed on Friday, May 11(th). You may trade in the security on Monday, May 21(st).
     ---------------------------------------------------------------------------

o SECURITIES UNDER CONSIDERATION OR SECURITIES RECOMMENDED BUT NOT APPROVED. Access Persons may not purchase or sell a Covered Security (or equivalent security) in their Covered Accounts for a period of at least five business days before and after the day of recommendation or the day the security is placed under consideration. Under such circumstances, Compliance will place the security on a Restricted List. Compliance has full discretion to determine whether a security will be restricted.

EXCEPTION TO BLACKOUT PERIOD RESTRICTION
     (ss) ETFS AND ETNS. The blackout period restriction does not apply to transactions in ETFs and ETNs.

PRINTED COPIES ARE FOR REFERENCE ONLY. PLEASE REFER TO THE ELECTRONIC COPY FOR THE LATEST VERSION.

Date Approved: 03/13/2013

Westfield Capital Management Company, L.P.                         Page 8 of 15

                                 CODE OF ETHICS

          REPORTING REQUIREMENTS FOR PERSONAL SECURITIES TRANSACTIONS

Access Persons must file the reports described below, even if the person has had no holdings, transactions or accounts to list in the reports.

Most reports and certifications are submitted through Compliance11. All submissions will remain confidential and will not be accessible by anyone other than those in Compliance, except to the extent necessary to implement and enforce the provisions of the Code or to comply with requests for information from government agencies.

o INITIAL AND ANNUAL HOLDINGS REPORTS. Access Persons must submit a report of their holdings in Covered Securities WITHIN 10 DAYS after the day they become an Access Person and on an annual basis thereafter. Initial holdings information should be current as of a date no more than 45 days prior to the employee's date of becoming an Access Person. Annual holding reports should be as of December 31(st), and submitted within 30 days after the calendar year end. For each holding, Access Persons must provide: 1) ticker symbol or other primary identifier, 2) account in which that the security is held, and 3) quantity or principal amount. Compliance11 will automatically record the date and time of each holding that is submitted.

o QUARTERLY TRANSACTION REPORTS. Access Persons are required to report Covered Securities transactions for the most recent calendar quarter. Access Persons must review the information in Compliance11 for accuracy and completeness prior to submission. Each transaction should indicate the: 1) date of transaction, 2) type of transaction (e. g. , buy or sell), 3) price at which transaction was effected, and 4) name of broker through which the transaction was effected. Compliance11 will automatically record the date and time of each report submission by the Access Person. Quarterly transaction reports are due within 30 days after the calendar quarter end.

o INITIAL INVESTMENT ACCOUNT REPORTS. Access Persons must submit brokerage statements for all accounts held for their direct or indirect benefit WITHIN 10 DAYS after the day they become an Access Person. Compliance will review these statements and determine if the accounts would fall under ongoing reporting requirements (i. e. , a Covered Account). Statements should be dated no later than 45 days prior to the employee becoming an Access Person.

o QUARTERLY INVESTMENT ACCOUNT REPORTS. Access Persons must certify to a list of their Covered Accounts (as defined in the Key Terms and References section). Quarterly account reports are due within 30 days after the calendar quarter end. Reports are as of the last day of quarter end and will include all accounts open on that day.

     Access Persons must notify Compliance of any new and closed Covered Accounts as soon as reasonably possible. Closed accounts will remain active in Compliance11 and will be subject to applicable reporting requirements described above, unless Compliance has been notified otherwise.

o DUPLICATE STATEMENTS OR CONFIRMS. Duplicate copies of personal transaction confirmations or account statements are required for Covered Accounts. Copies of such documents must be sent directly to Compliance or through an electronic feed into Compliance11. Employees with accounts set up to receive electronic feeds in Compliance11 are not required to provide paper copies of confirmations or statements as transactions and positions directly feed into the system. If Compliance does not receive the appropriate electronic data or duplicate confirmations and statements, Compliance will request the documents from the

PRINTED COPIES ARE FOR REFERENCE ONLY. PLEASE REFER TO THE ELECTRONIC COPY FOR THE LATEST VERSION.

Date Approved: 03/13/2013

Westfield Capital Management Company, L.P.                         Page 9 of 15

                                 CODE OF ETHICS

     Access Person. This requirement does not satisfy the quarterly or annual reporting requirements outlined above.

o PRIVATE OFFERINGS. A copy of the executed private offering documents or a confirmation of the investment with the dollar amount must be submitted to Compliance promptly after the investment is made.

EXEMPTIONS TO PRECLEARANCE, RESTRICTIONS, AND REPORTING

o NO KNOWLEDGE OR CONTROL Transactions where the Access Person has no influence, control or knowledge are exempt from preclearance and transactional restrictions (e. g. , corporate or broker actions).

o MANAGED ACCOUNTS. Transactions effected in accounts managed by an external financial adviser are exempt from preclearance, transactional restrictions and reporting. Access Persons may speak to their adviser about their financial goals and objectives, but they are not permitted to consult with their adviser (or be consulted) on any specific security transactions. To qualify for this exemption, Access Persons can provide a copy of the executed managed account contract to Compliance or they can have their financial adviser provide a written certification to the arrangement.

o 529 PLANS OR COLLEGE SAVINGS PLANS. Transactions in 529 Plans or college savings plans are exempt from preclearance, reporting requirements, and transactional restrictions. (Does not apply to Coverdell ESAs that are invested in Covered Securities.)

o AUTOMATIC INVESTMENT PLANS. Transactions effected pursuant to an automatic investment plan are exempt from preclearance, transactional restrictions, and reporting.

o PRIOR EMPLOYER'S PROFIT SHARING OR RETIREMENT PLANS. Transactions executed in a prior employer's profit sharing or retirement plan are exempt from preclearance, transactional restrictions and reporting. This exemption does not apply to any discretionary brokerage account option that may be available from a former employer. Such accounts are subject to preclearance, reporting, and transactional restrictions.

o OTHER. Transactions in securities determined by Compliance to present a low potential for impropriety or the appearance of impropriety may be exempt from transactional restrictions and preclearance/reporting requirements. Compliance will review these on a case-by-case basis.

                                   REFERRALS

Employees are prohibited from making referrals to clients (e.g., attorneys, accountants) if the employee will benefit in any way.

PRINTED COPIES ARE FOR REFERENCE ONLY. PLEASE REFER TO THE ELECTRONIC COPY FOR THE LATEST VERSION.

Date Approved: 03/13/2013

Westfield Capital Management Company, L.P.                        Page 10 of 15

                                 CODE OF ETHICS

                     POLITICAL AND CHARITABLE CONTRIBUTIONS

Employees are prohibited from making political or charitable contributions for the purposes of obtaining or retaining advisory contracts with public clients (i.e., pay-to-play). Employees should review Westfield's Political Contributions Policy for more information on political contributions.

            SERVICE ON THE BOARD OR AS AN OFFICER OF ANOTHER COMPANY

To avoid conflicts of interest, inside information and other compliance and business issues, employees are prohibited from serving as officers or members of the board of any other company. Exceptions to this provision must be obtained through the CCO, who may require consideration by Westfield's Management Committee. Requests must be provided in writing and exceptions are granted based only on the best interest of Westfield and its clients. The CCO can deny the exception request for any reason.

                        OTHER OUTSIDE BUSINESS ACTIVITY

Westfield discourages employees from engaging in outside business activities that will interfere with their duties. Employees who participate in outside business activities must report such activities to Compliance as soon as reasonably possible. Employees also must notify Compliance if there are changes in such activities, including termination or resignation.

If Compliance deems that an activity either poses potential conflicts of interest or could appear improper, Compliance will review existing policies and procedures to determine whether sufficient controls are in place to address such matters or may request that the employee cease participation in such activity. Additionally, Compliance may require certifications from the employee and/or the organization. On a quarterly basis, employees are required to certify that they have disclosed all outside business activity. These certifications are due within 30 days after the calendar quarter end.

Outside business activities include, but are not limited to:

o Employment with another firm/organization (e. g. , part-time position at a retail store for the holiday season, working at family's or friend's store or organization on weekends)

o    Consulting engagements

o    Public/Charitable positions

o    Fiduciary appointments other than with respect to family members

PRINTED COPIES ARE FOR REFERENCE ONLY. PLEASE REFER TO THE ELECTRONIC COPY FOR THE LATEST VERSION.

Date Approved: 03/13/2013

Westfield Capital Management Company, L.P.                        Page 11 of 15

                                 CODE OF ETHICS

                                 ADMINISTRATION

APPROVAL AND DISTRIBUTION
Compliance will distribute the Code (either as a stand-alone document or as part of the firm's Compliance Manual) to all employees at least annually. Employees are required to acknowledge their having received, read, and complied with the Code (or the entire compliance manual).

Material amendments or material revisions made to this Code will be approved by the Management Committee. Upon approval, the Code will be distributed to all Access Persons shortly thereafter. Immaterial amendments do not require approval and will be distributed either with material amendments or during the annual distribution period. Employees are required to complete appropriate acknowledgements after distribution.

TRAINING AND EDUCATION
Compliance is responsible for coordinating training and education of employees regarding the Code. All newly hired employees are required to complete a compliance overview session that includes a review of the Code. They also are required to acknowledge that they have attended the new employee training and have received a copy of the Code and the Insider Trading Policy (typically as part of the firm's Compliance Manual). Temporary or contract employees will be required to sign a confidentiality agreement and attend a compliance overview session.

Employees are required to attend any training sessions and read any applicable materials that Compliance deems appropriate. On occasion, it may be necessary for certain departments or individuals to receive additional training. Should this be the case, a member of Compliance will coordinate with the appropriate department managers to discuss particular topics and concerns to address at the training session.

ANNUAL REVIEW
In accordance with Rule 206(4)-7 of the Advisers Act and 38a-1 of the Investment Company Act, the CCO will review, at least annually, the adequacy of the Code and the effectiveness of its implementation.

PERSONAL TRANSACTIONS MONITORING
On at least a quarterly basis, a member of Compliance will review and monitor required reports for conformity with all applicable provisions outlined in the personal trading section. Each member of the Compliance Department will review and monitor each other's reports as required by the Code.

REPORTS TO WESTFIELD'S MANAGEMENT COMMITTEE AND OTHER BOARDS OF DIRECTORS
At least annually, the CCO will report to Westfield's Management Committee the results of the review of personal transaction reports, and any material violations or granted waivers of the Code and its provisions. In addition, the CCO will provide written reports or assessments of the Code to clients' Boards of Directors as required or upon request.

RECORDKEEPING REQUIREMENTS
Compliance will maintain the following records in the manner and to the extent set out in Rule 204-2(a)(12) and (13) of the Investment Advisers Act and
Section 17j-1(f) of the Investment Company Act in a readily accessible place.

o A copy of each Code that is in effect, or at any time within the past five years;
o A record of any violation of the Code, and of any action taken as a result of the violation, for five years after the end of the fiscal year in which the violation occurred;

PRINTED COPIES ARE FOR REFERENCE ONLY. PLEASE REFER TO THE ELECTRONIC COPY FOR THE LATEST VERSION.

Date Approved: 03/13/2013

Westfield Capital Management Company, L.P.                        Page 12 of 15

                                 CODE OF ETHICS

o A copy of each report and acknowledgement made by an Access Person as required under the Code for the past five years after the end of the fiscal year in which the report is made or information is provided;
o A list of names of persons, currently or within the past five years, who are or were Access Persons or Investment Persons;
o A record of any decision, and the reasons supporting the decision, for approving the acquisition by Access Persons of IPOs and limited offerings for at least five years after the end of the fiscal year in which the approval was granted; and
o A record of any granted waivers or exceptions, and supporting reasons, to any provisions of the Code.

VIOLATIONS AND SANCTIONS
Westfield treats violations of the Code (including violations of the spirit of the Code) very seriously. If an employee violates either the letter or the spirit of this Code, Westfield may impose disciplinary actions, fines or make a civil or criminal referral to appropriate regulatory entities. (Refer to Appendix B for the sanctions table.) Employees should always consult with the CCO or Compliance Manager if they are in doubt of any of the requirements or restrictions in the Code.

Each violation and the circumstances surrounding each violation will be reviewed by a member of Compliance. Based on the review, Compliance will determine whether the policies established in this Code have been violated, and what sanctions and/or fines should be imposed. Compliance has full authority, as granted by Westfield's Management Committee, to determine and impose a sanction upon any employee who has violated the Code or the spirit of the Code. A member of Compliance will notify employees of any discrepancy between their personal activities and the rules outlined in this Code.

Code violations will be reported to the employee's manager and to Human Resources. If an employee has multiple violations within a trailing 12 month period, he/she may be required to meet with the head of his/her department and the CCO to discuss his/her violations and violations history.

RELATED DOCUMENTS
INSIDER TRADING
POLITICAL CONTRIBUTIONS
GIFTS AND BUSINESS ENTERTAINMENT

KEY RULES AND REGULATIONS
Investment Advisers Act: 204A-1, 204-2(a)(12) and (13), 206(4)-7
Investment Company Act: 17j-1

PRINTED COPIES ARE FOR REFERENCE ONLY. PLEASE REFER TO THE ELECTRONIC COPY FOR THE LATEST VERSION.

Date Approved: 03/13/2013

Westfield Capital Management Company, L.P.                        Page 13 of 15

                                 CODE OF ETHICS

APPENDIX A: GLOSSARY OF TERMS

ACCESS PERSON means any officer, director, partner, permanent, or any temporary employee who has access to investment recommendations, client transactions or client holdings.

BENEFICIAL INTEREST generally refers to the opportunity, directly or indirectly, to profit or share in any profit.

BUSINESS DAY means every official working day of the week.

CLIENT ACCOUNT means any account over which Westfield has full investment authority or control (i.e., Westfield has been granted authority to purchase and/or sell securities on the client's behalf).

COVERED ACCOUNT means any investment account over which an Access Person:
     a.   has direct or indirect beneficial interest; or
     b. exercises investment control, meaning he or she actually provides input into or makes the security buy and/or sell decisions for the account. The account does not need to be in an Access Person's name; if an Access Person has either joint or sole investment control over an account, it may be considered a Covered Account.

COVERED SECURITY typically means any stock, bond, option, futures or investment contract, closed-end mutual fund, limited partnership, foreign unit trust, private investment, private investment fund, hedge fund, investment club, and exchange traded fund ("ETF"). It includes initial and secondary public offerings, private placements, funds sub-advised by Westfield and Westfield limited partnerships. The term DOES NOT INCLUDE:

o Direct obligations of the Government of the United States (e. g. , treasury bills, treasury bonds, U. S. savings bonds);
o Bankers' acceptances, bank certificates of deposits, commercial paper, and high-quality short term debt instruments, including repurchase agreements;
o    Shares issued by money market funds;
o Shares issued by open-end mutual funds that are not sub-advised or advised by Westfield;
o Shares issued by unit investment trusts ("UITs") that are invested exclusively in one or more open-end mutual funds, none of which are sub-advised or advised by Westfield.

EMPLOYEE means all Westfield personnel who are not hired on a temporary or contract basis.

FAMILY MEMBER means an employee's spouse, children or other family members sharing the same household with the employee.

INVESTMENT PERSON means any Access Person who, in connection with his or her regular functions or duties, makes or participates in making investment recommendations for client accounts, or obtains information concerning investment recommendations. References to "Access Persons" in the Code include the "Investment Person" designation.

REPORTABLE FUND means any pooled fund, regardless of whether it is offered publicly or privately, for which Westfield serves as adviser or sub-adviser. This includes all Westfield limited partnerships.

SHORT SELLING means selling a security that is not owned in the account. Investors typically short a security when they believe the price of the security will fall.

PRINTED COPIES ARE FOR REFERENCE ONLY. PLEASE REFER TO THE ELECTRONIC COPY FOR THE LATEST VERSION.

Date Approved: 03/13/2013

Westfield Capital Management Company, L.P.                        Page 14 of 15

                                 CODE OF ETHICS

APPENDIX B: SANCTIONS TABLE

Compliance has full discretion on deciding whether sanctions should be more or less than what is in the table below. In determining sanctions, Compliance will:

o Consider an employee's role and responsibilities, past trading history, and other factors
o Impose the highest of all applicable sanctions, if a violation falls within more than one category or if multiple violations occur on the same day
o Consider additional sanctions such as disgorgement of profits (gross of any taxes or transaction costs) and reversal of tradeso Review violations not listed in the table on a case-by-case basis

Monetary fines are to be paid by check, made payable to WESTFIELD CAPITAL MANAGEMENT COMPANY, L.P. Each payment will be submitted to a charity.

------------------------------------------------------------------------------------------------------------------------------------
VIOLATION                                   EXECUTIVE MANAGEMENT AND                              ALL OTHER EMPLOYEES
                                              INVESTMENT COMMITTEE
------------------------------------------------------------------------------------------------------------------------------------
Late Reporting or Certification   First Offense: $500                                First Offense: $100
                                  --------------------------------------------------------------------------------------------------
ALL SANCTIONS ARE PER DAY         Second Offense: $750 and suspension of             Second Offense: $200 and suspension of
AFTER DUE DATE AND PER REPORT     personal securities transaction rights (up to      personal securities transaction rights (up to
OR CERTIFICATION                  6 months)                                          3 months)
                                  --------------------------------------------------------------------------------------------------
                                  Subsequent Offense: $1,500 and suspension of       Subsequent Offense: $300 and suspension of
                                  personal securities transaction rights (up to 12   personal securities transaction rights (up to 6
                                  months)                                            months)
------------------------------------------------------------------------------------------------------------------------------------
Failure to Preclear               First Offense: $2,000 per transaction and          First Offense: $500 per transaction
                                  suspension of personal securities transaction
                                  rights for 30 days
o Trading on expired                                                                 -----------------------------------------------
  preclearance approval                                                              Second Offense: $1,000 per transaction and
                                                                                     suspension of personal securities transaction
                                                                                     rights for 30 days
                                  --------------------------------------------------------------------------------------------------
o Trading more shares than        Second Offense: $5,000 per transaction and
  originally approved             suspension of personal securities transaction
                                  rights for 3 months


------------------------------------------------------------------------------------------------------------------------------------

PRINTED COPIES ARE FOR REFERENCE ONLY. PLEASE REFER TO THE ELECTRONIC COPY FOR THE LATEST VERSION.

Date Approved: 03/13/2013

Westfield Capital Management Company, L.P.                        Page 15 of 15

                                 CODE OF ETHICS

------------------------------------------------------------------------------------------------------------------------------------
o Purchasing shares when
  preclearance was to sell        Subsequent Offense: $10,000 per transaction and    SUBSEQUENT OFFENSE: $2,500 per transaction and
  shares (and vice versa)         suspension of personal securities transaction      suspension of personal securities transaction
                                  rights for 12 months                               rights for 6 months
o Trading on denied
  preclearance
------------------------------------------------------------------------------------------------------------------------------------
Market Timing                     Termination of employment and civil or             Termination of employment and civil
                                  criminal referral                                  or criminal referral
------------------------------------------------------------------------------------------------------------------------------------
Failure to Make Accurate or       Monetary fines starting at $5,000; suspension of   Monetary fines starting at $1,000; suspension
Complete Reports                  personal securities transaction rights; possible   of personal securities transaction rights;
                                  termination of employment                          possible termination of employment
------------------------------------------------------------------------------------------------------------------------------------
Front Running                     $2,500 per transaction; temporary or permanent     $2,500 per transaction; temporary or permanent
                                  suspension of personal securities transaction      suspension of personal securities transaction
                                  rights; possible termination of employment         rights; possible termination of employment
------------------------------------------------------------------------------------------------------------------------------------
30-day Holding Period             First Offense: 2,000 per transaction               First Offense: $500 per transaction
                                  --------------------------------------------------------------------------------------------------
                                  Second Offense: $5,000 per transaction;            Second Offense: $1,000 per transaction;
                                  suspension of personal transaction rights (up to   suspension of personal transaction rights (up
                                  6 months)                                          to 6 months)
                                  --------------------------------------------------------------------------------------------------
                                  Subsequent Offense: $7,500 per transaction;        Subsequent Offense: $2,500 per transaction;
                                  suspension of personal securities transaction      suspension of personal securities transaction
                                  rights (up to 12 months)                           rights (up to 12 months)
------------------------------------------------------------------------------------------------------------------------------------

PRINTED COPIES ARE FOR REFERENCE ONLY. PLEASE REFER TO THE ELECTRONIC COPY FOR THE LATEST VERSION.

Date Approved: 03/13/2013